EXHIBIT 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS THAT each of the undersigned directors and officers of J. C. PENNEY COMPANY, INC., a Delaware corporation (“JCPenney”), which will file with the Securities and Exchange Commission, Washington, D.C. (“Commission”), under the provisions of the Securities Act of 1933, as amended, with J. C. Penney Corporation, Inc. (“JCP”), a Registration Statement on Form S-3 (or any appropriate form then in effect), for the registration of common stock, preferred stock purchase rights, preferred stock, depository shares representing preferred stock, debt securities, guarantees of debt securities of JCP, warrants to purchase common stock, preferred stock or debt securities, stock purchase contracts or stock purchase units of JCPenney, and debt securities, guarantee of debt securities of JCPenney or warrants to purchase debt securities of JCP, hereby constitutes and appoints Andrew Drexler, Janet Link and Edward Record, and each of them to act without the others, for him or her and in his or her name, place and stead, in any and all capacities, to sign said Registration Statement (including any Prospectus and Prospectus Supplements which may form a part thereof), which is about to be filed, and any and all subsequent amendments thereto and any new registration statement filed under Rule 462(b) of the Securities Act of 1933, as amended (including, without limitation, any and all post-effective amendments thereto) (the “Registration Statement”)), and to file said Registration Statement so signed, with all exhibits thereto, and any and all documents in connection therewith, and to appear before the Commission in connection with any matter relating to said Registration Statement, hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney as of the 23rd day of May, 2016.

/s/ Myron E. Ullman, III	/s/ Marvin R. Ellison
Myron E. Ullman, III Chairman of the Board; Director	Marvin R. Ellison Chief Executive Officer; Director (principal executive officer)

/s/ Edward J. Record	/s/ Andrew S. Drexler
Edward J. Record Executive Vice President and Chief Financial Officer (principal financial officer)	Andrew S. Drexler Senior Vice President, Chief Accounting Officer and Controller (principal accounting officer)

/s/ Colleen C. Barrett	/s/ Amanda Ginsberg
Colleen C. Barrett Director	Amanda Ginsberg Director

/s/ B. Craig Owens	/s/ Lisa A. Payne
B. Craig Owens Director	Lisa A. Payne Director

/s/ J. Paul Raines	/s/ Leonard H. Roberts
J. Paul Raines Director	Leonard H. Roberts Director

/s/ Javier G. Teruel	/s/ R. Gerald Turner
Javier G. Teruel Director	R. Gerald Turner Director

/s/ Ronald W. Tysoe
Ronald W. Tysoe Director